UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2008

Woodward Governor Company
 (Exact name of registrant as specified in its charter)

Delaware	0-8408	36-1984010
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 E Drake Road, Fort Collins, Colorado	80525
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 482 - 5811

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Term Loan Credit Agreement

On October 1, 2008, the Woodward Governor Company (the “Company”) entered into a Term Loan Credit Agreement (the “Term Loan Credit Agreement”), by and among the Company, the institutions from time to time parties thereto, as lenders, and JPMorgan Chase Bank, National Association, as administrative agent. The Term Loan Credit Agreement provides for a $150,000,000 unsecured term loan facility, and may be expanded by up to $50 million of additional indebtedness from time to time, subject to the Company’s compliance with certain conditions and the lenders’ participation. The Term Loan Credit Agreement generally bears interest at LIBOR plus 1.00% to 2.25% and matures in October 2013.

The Term Loan Credit Agreement contains customary terms and conditions, including, among others, covenants that place limits on the Company’s ability to incur liens on assets, incur additional debt (including a leverage or coverage based maintenance test), transfer or sell the Company’s assets, merge or consolidate with other persons, make capital expenditures, make certain investments, make certain restricted payments and enter into material transactions with affiliates. The Term Loan Credit Agreement contains financial covenants requiring that (a) the Company’s ratio of consolidated net debt to consolidated EBITDA not exceed 3.5 to 1.0 and (b) the Company have a minimum consolidated net worth of $400,000,000 plus 50% of net income for any fiscal year and 50% of the net proceeds of certain issuances of capital stock, in each case on a rolling four quarter basis. The Term Loan Credit Agreement also contains events of default customary for such financings, the occurrence of which would permit the lenders to accelerate the amounts due thereunder.

The Company’s obligations under the Term Loan Credit Agreement are guaranteed by Woodward FST, Inc., a wholly owned subsidiary of the Company (“Woodward FST”).

A portion of the proceeds from the Term Loan Credit Agreement was used to finance the acquisition of MPC Products Corporation (“MPC”), as described under item 2.01 hereof, and to repay outstanding debt and other obligations of MPC.

The foregoing description of the Term Loan Credit Agreement and related matters is qualified in its entirety by reference to the Term Loan Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Note Purchase Agreement

On October 1, 2008, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the purchasers named therein (the “Purchasers”) relating to the sale by the Company and the purchase by the Purchasers of an aggregate principal amount of $250,000,000 comprised of (a) $100,000,000 aggregate principal amount of its Series B Senior Notes due October 1, 2013 (the “Series B Notes”), (b) $50,000,000 aggregate principal amount of its Series C Senior Notes due October 1, 2015 (the “Series C Notes”) and (c) $100,000,000 aggregate principal amount of its Series D Senior Notes due October 1, 2018 (the “Series D Notes” and, together with the Series B Notes and Series C Notes, the “Notes”) in a series of private placement transactions. On October 1, 2008, $200,000,000 aggregate principal amount of Notes were sold to certain of the Purchasers, comprised of $80,000,000 aggregate principal amount of the Series B Notes, $40,000,000 aggregate principal amount of the Series C Notes and $80,000,000 aggregate principal amount of the Series D Notes. Under the Note Purchase Agreement, the Company intends to issue an additional $50,000,000 aggregate principal amount of Notes with similar maturities and interest rates, prior to November 10, 2008.

The Series B Notes have a maturity date of October 1, 2013 and generally bear interest at a rate of 5.63% per annum. The Series C Notes have a maturity date of October 1, 2015 and generally bear interest at a rate of 5.92% per annum. The Series D Notes have a maturity date of October 1, 2018 and generally bear interest at a rate of 6.39% per annum. Under certain circumstances, the interest rate on each series of Notes is subject to increase if the Company’s leverage ratio of consolidated net debt to consolidated EBITDA increases beyond 3.5 to 1.0. Interest on the Notes is payable semi-annually on April 1 and October 1 of each year until all principal is paid. Interest payments commence on April 1, 2009.

The Company’s obligations under the Note Purchase Agreement and the Notes rank pari passu, without preference or priority, with all other unsecured unsubordinated debt of the Company, including the Company’s outstanding debt under the Term Loan Credit Agreement.

The Note Purchase Agreement contains restrictive covenants customary for such financings, including, among other things, covenants that place limits on the Company’s ability to incur liens on assets, incur additional debt (including a leverage or coverage based maintenance test), transfer or sell the Company’s assets, merge or consolidate with other persons and enter into material transactions with affiliates. The Note Purchase Agreement also contains events of default customary for such financings, the occurrence of which would permit the Purchasers of the Notes to accelerate the amounts due thereunder.

The Note Purchase Agreement contains financial covenants requiring that the Company’s (a) ratio of consolidated net debt to consolidated EBITDA not exceed 4.0 to 1.0 during any material acquisition period, or 3.5 to 1.0 at any other time on a rolling four quarter basis, and (b) consolidated net worth at any time equal or exceed $425,000,000 plus 50% of consolidated net earnings for each fiscal year beginning with the fiscal year ending September 30, 2008. Additionally, under the Note Purchase Agreement, the Company may not permit the aggregate amount of priority debt to at any time exceed 20% of the consolidated net worth of the Company at the end of the then most recently ended fiscal quarter. Priority debt is defined as all unsecured debt of the Company’s subsidiaries (but excluding certain types of debt) and all debt of the Company and its subsidiaries secured by liens (but excluding debt secured by certain permitted liens).

Pursuant to a Guaranty Agreement, Woodward FST guaranteed the payment of all principal, interest, and any applicable make-whole amount on the Notes and the other payment and performance obligations of the Company contained in the Notes and in the Note Purchase Agreement.

The Company, at its option, is permitted at any time to prepay all, or from time to time to prepay any part of, the then outstanding principal amount of any series of the Notes at 100% of the principal amount of the series of Notes to be prepaid (but, in the case of partial prepayment, not less than $1,000,000), together with interest accrued on such amount to be prepaid to the date of payment, plus any applicable make-whole amount. The make-whole amount is computed by discounting the remaining scheduled payments of interest and principal of the Notes being prepaid at a discount rate equal to the sum of 50 basis points and the yield to maturity of U.S. treasury securities having a maturity equal to the remaining average life of the Notes being prepaid.

A portion of the proceeds from the issuance of the Notes was used to finance the acquisition of MPC, as described under Item 2.01 hereof, and to repay outstanding debt and other obligations of MPC.

The foregoing description of the Note Purchase Agreement and related matters is qualified in its entirety by reference to the Note Purchase Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Amendment to Existing Note Purchase Agreement

On October 1, 2008, the Company entered into an Amendment No. 1 to Note Purchase Agreement (the “Existing Note Amendment”) with the then current holders of the entire outstanding principal amount of the notes issued under the Existing Note Purchase Agreement (as defined below). The Existing Note Amendment amends that certain Note Purchase Agreement, dated as of October 15, 2001 (the “Existing Note Purchase Agreement”) relating to the issuance and sale by the Company of $75,000,000 in aggregate principal amount of its 6.39% Senior Notes due October 15, 2011. The Existing Note Amendment provides for certain changes to the covenants in the Existing Note Purchase Agreement, among other things, to permit the Company’s entry into the Term Loan Credit Agreement and the Note Purchase Agreement.

The foregoing description of the Existing Note Amendment and related matters is qualified in its entirety by reference to the Existing Note Amendment, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Amendment to Revolving Facility

On October 1, 2008, the Company entered into an Amendment No. 2 and Consent (the “Revolving Amendment”) to the Second Amended and Restated Credit Agreement, dated as of October 25, 2007 (the “Revolving Facility”), by and among the Company, certain foreign subsidiary borrowers of the Company from time to time parties thereto, the institutions from time to time parties thereto, as lenders, JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”), Wachovia Bank N.A. and Wells Fargo Bank N.A., as syndication agents, and Deutsche Bank Securities Inc., as documentation agent. The Revolving Amendment provides for certain changes to the covenants in the Revolving Facility, among other things, to permit the Company’s entry into the Term Loan Credit Agreement and the Note Purchase Agreement.

The foregoing description of the Revolving Amendment and related matters is qualified in its entirety by reference to the Revolving Amendment, which is filed as Exhibit 10.4 hereto and incorporated herein by reference.

Amendment to Acquisition Agreement

Effective October 1, 2008, the Company entered into an Amendment No. 1 (the “Acquisition Amendment”) to the Stock Purchase Agreement (the “Acquisition Agreement”), dated August 19, 2008, by and among the Company, MPC, Techni-Core, Inc. (“Techni-Core”), and The Successor Trustees of the Joseph M. Roberti Revocable Trust dated December 29, 1992, Maribeth Gentry, as Successor Trustee of the Vincent V. Roberti Revocable Trust dated April 4, 1991 and the individuals and entities listed on Schedule I thereto (collectively, the “Sellers”).

A copy of the Acquisition Agreement is filed as Exhibit 10.5 hereto and incorporated herein by reference. A copy of the Acquisition Amendment is filed as Exhibit 10.6 hereto and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 1, 2008, the Company completed the previously announced acquisition of MPC. Pursuant to the terms of the Acquisition Agreement, as amended by the Acquisition Amendment, the Company acquired all of the outstanding shares of stock of Techni-Core and all of the outstanding shares of stock of MPC not held by Techni-Core from the Sellers in a transaction valued at approximately $383 million. The Company paid cash at closing of approximately $334.7 million, a portion of which was used by the Company to repay the outstanding debt of MPC in an aggregate amount equal to approximately $18.6 million. The amount paid to the Sellers at closing remains subject to certain post-closing adjustments. The acquisition of MPC and the repayment of outstanding debt was financed with a portion of the proceeds from the Term Loan Credit Agreement and the issuance of Notes described under Item 1.01.

The foregoing description of the acquisition and related matters is qualified in its entirety by reference to the Acquisition Agreement and the Acquisition Amendment, which are filed as Exhibit 10.5 and Exhibit 10.6 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01, Term Loan Credit Agreement and Item 1.01, Note Purchase Agreement in this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Consistent with the Company’s previous announcement, upon the acquisition of MPC, Dennis Benning, former Group Vice President, Engine Systems, was appointed as Group Vice President, Airframe Systems, and President of Woodward MPC. In connection with his new position, Mr. Benning accepted a new offer letter with the Company dated as of October 1, 2008 (the “Offer Letter”).

Pursuant to the terms of the Offer Letter, Mr. Benning’s initial annual base salary will increase to $330,070. He will be eligible for a salary review on October 1, 2009. Mr. Benning’s annual incentive pay target and his target participation level in the Woodward Long Term Incentive Plan will be unchanged. Mr. Benning will continue to be eligible to qualify for stock options, subject to the approval of the Compensation Committee. In addition, the Company will provide Mr. Benning with a car and reimburse him for the cost of gas associated with business use of the vehicle. Throughout the duration of Mr. Benning’s assignment, the Company will provide accommodations for Mr. Benning and will pay costs associated with household property management and associated utility and maintenance costs. The Company will reimburse certain personal travel expenses of Mr. Benning and his wife. In addition, Mr. Benning will be eligible to receive a performance bonus of $150,000 upon the successful completion of his assignment pursuant to the terms of the Offer Letter.

A copy of the Offer Letter is filed as Exhibit 10.7 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 1, 2008, the Company issued a press release announcing the acquisition of MPC, the finalization of the Term Loan Credit Agreement, the issuance of the Notes, the appointment of Mr. Benning as Group Vice President, Airframe Systems and President, Woodward MPC, and the appointment of Chad R. Preiss as Group Vice President, Engine Systems. A copy of the press release issued by the Company is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 8.01 Other Events.

Consistent with the Company’s previous announcement, Chad Preiss succeeded Dennis Benning as Group Vice President, Engine Systems, effective October 1, 2008.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(b) Pro forma financial information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(d) Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1
Term Loan Credit Agreement, dated October 1, 2008, by and among Woodward Governor Company, the institutions from time to time parties thereto as lenders and JPMorgan Chase Bank, National Association, as administrative agent.
10.2	Note Purchase Agreement, dated October 1, 2008, by and among Woodward Governor Company and the purchasers named therein.
10.3	Amendment No. 1, dated October 1, 2008, to the Note Purchase Agreement, dated as of October 15, 2001 by and among Woodward Governor Company and the purchasers named therein.
10.4
Amendment No. 2 and Consent, dated October 1, 2008, to the Second Amended and Restated Credit Agreement, dated as of October 25, 2007, by and among Woodward Governor Company, certain foreign subsidiary borrowers of Woodward Governor Company from time to time parties thereto, the institutions from time to time parties thereto, as lenders, JPMorgan Chase Bank, National Association, as administrative agent, Wachovia Bank N.A. and Wells Fargo Bank N.A., as syndication agents, and Deutsche Bank Securities Inc., as documentation agent.
10.5
Stock Purchase Agreement, dated August 19, 2008, by and among Woodward Governor Company, MPC Products Corporation, Techni-Core, Inc., The Successor Trustees of the Joseph M. Roberti Revocable Trust dated December 29, 1992, Maribeth Gentry, as Successor Trustee of the Vincent V. Roberti Revocable Trust dated April 4, 1991 and the individuals and entities named in Schedule I thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on August 21, 2008).
10.6
Amendment No. 1, dated October 1, 2008, to the Stock Purchase Agreement, dated August 19, 2008, by and among Woodward Governor Company, MPC Products Corporation, Techni-Core, Inc., The Successor Trustees of the Joseph M. Roberti Revocable Trust dated December 29, 1992, Maribeth Gentry, as Successor Trustee of the Vincent V. Roberti Revocable Trust dated April 4, 1991 and the individuals and entities named in Schedule I thereto.
10.7	Offer Letter, dated as of October 1, 2008, by and between Woodward Governor Company and Dennis Benning.
99.1	Press Release, dated October 1, 2008, of Woodward Governor Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Woodward Governor Company

Date: October 6, 2008

By: /s/ A. Christopher Fawzy
Name: A. Christopher Fawzy
Title: Vice President, General Counsel, and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1
Term Loan Credit Agreement, dated October 1, 2008, by and among Woodward Governor Company, the institutions from time to time parties thereto as lenders and JPMorgan Chase Bank, National Association, as administrative agent.
10.2	Note Purchase Agreement, dated October 1, 2008, by and among Woodward Governor Company and the purchasers named therein.
10.3	Amendment No. 1, dated October 1, 2008, to the Note Purchase Agreement, dated as of October 15, 2001 by and among Woodward Governor Company and the purchasers named therein.
10.4
Amendment No. 2 and Consent, dated October 1, 2008, to the Second Amended and Restated Credit Agreement, dated as of October 25, 2007, by and among Woodward Governor Company, certain foreign subsidiary borrowers of Woodward Governor Company from time to time parties thereto, the institutions from time to time parties thereto, as lenders, JPMorgan Chase Bank, National Association, as administrative agent, Wachovia Bank N.A. and Wells Fargo Bank N.A., as syndication agents, and Deutsche Bank Securities Inc., as documentation agent.
10.5
Stock Purchase Agreement, dated August 19, 2008, by and among Woodward Governor Company, MPC Products Corporation, Techni-Core, Inc., The Successor Trustees of the Joseph M. Roberti Revocable Trust dated December 29, 1992, Maribeth Gentry, as Successor Trustee of the Vincent V. Roberti Revocable Trust dated April 4, 1991 and the individuals and entities named in Schedule I thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on August 21, 2008).
10.6
Amendment No. 1, dated October 1, 2008, to the Stock Purchase Agreement, dated August 19, 2008, by and among Woodward Governor Company, MPC Products Corporation, Techni-Core, Inc., The Successor Trustees of the Joseph M. Roberti Revocable Trust dated December 29, 1992, Maribeth Gentry, as Successor Trustee of the Vincent V. Roberti Revocable Trust dated April 4, 1991 and the individuals and entities named in Schedule I thereto.
10.7	Offer Letter, dated as of October 1, 2008, by and between Woodward Governor Company and Dennis Benning.
99.1	Press Release, dated October 1, 2008, of Woodward Governor Company.